LEASE

between

West Street Associates, LP

as Landlord

and

SBS Technologies, Inc.

as Tenant

of

Premises located at:

603 West Street

Mansfield, Massachusetts

March 18, 2005

LEASE

THIS LEASE (this "Lease") is entered into as of March 18, 2005 by and between West Street Associates LP, a Massachusetts Limited Partnership (the "Landlord"), with a principal place of business at c/o Crosspoint Associates, Inc. 217 West Central Street, Natick, Massachusetts 01760 and SBS Technologies, Inc. a New Mexico corporation (the "Tenant"), with a principal place of business at 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, NM 87110.

In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

1. Definitions.

The following terms have the meanings indicated or referred to below.

"Additional Rent" means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including, without implied limitation, the Tenant's Tax Expense Allocable to the Premises payable pursuant to Section 3.2; the Tenant's Operating Expenses Allocable to the Premises payable pursuant to Section 3.3; and amounts payable for special services pursuant to Section 3.5.

"Annual Fixed Rent" - See Exhibit A.

"Building" means the presently existing building on the Land, as shown on the Site Plan, and any additions to the existing Building, with a street address of 603 West Street, Mansfield, Massachusetts.

"Commencement Dates" - See Section 2.5.

"Controllable Operating Expenses" refer to any operating expenses that the Landlord exclusively determines and controls."

"Environment" shall mean soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

"Environmental Laws" means all federal, state or local laws, ordinances, rules, regulations, or policies whether now or hereafter enacted, applicable to the Premises and/or the Tenant's use or occupancy of the Premises or the Tenant's activities on or about the Premises, and governing the use, clean-up, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sec. 9601, et seq.) as amended by the Superfund Amendment and Reauthorization Act; the Solid Waste Disposal Act (42 U.S.C. Sec. 6901 et seq); the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801, et seq.); the Toxic Substances Control Act; the Resource Conservation and Recovery Act; the Federal Clean Water Act; Massachusetts General Laws Chapter 21C and 21E; and any amendments thereto and any regulations adopted and publications promulgated pursuant thereto, or any other environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the federal, state, or local level, applicable to the Premises and/or Tenant's use or occupancy of the Premises or the Tenant's activities on or about the Premises, whether existing as of the date hereof, previously enforced, or subsequently enacted.

"External Causes" means any of the following: Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government order or regulations or other cause not reasonably within the control of the party in question, and not due to the fault or neglect of such party, excluding, however, inability to pay obligations as they become due.

"Hazardous Materials" means any pollutants, contaminants, hazardous wastes, toxic substances, oil or petroleum products, or hazardous substances as defined in or pursuant to any Environmental Law, including, without limitation, any asbestos, PCB's, any toxic, noxious, or radioactive substances, methane, volatile hydrocarbons, industrial solvents, petroleum products, or any other materials or substances which could cause or constitute a health, safety or other environmental hazard to any person or property.

"Interest Rate" means the variable rate of interest from time to time announced by Fleet Boston, N.A. (or its successor) as its base rate or, if such rate can no longer be determined, the prime rate of interest from time to time as published in the Money Rates section of The Wall Street Journal.

"Land" means the land situated in Mansfield, Massachusetts, described in Exhibit B.

"Landlord Responsible Parties" - See Section 7.1.

"Landlord's Address" - See Exhibit A.

"Lease Year" means each period of one year during the Term commencing on the Commencement Date or on any anniversary thereof, or, if the Commencement Date does not fall on the first day of a calendar month, the first Lease Year shall consist of the partial calendar month following the Commencement Date and the succeeding 12 full calendar months, and each succeeding Lease Year shall consist of a one-year period commencing on the first day of the calendar month following the calendar month in which the Commencement Date fell.

"Minor Alterations" - See Section 4.1.

"Permitted Uses" - See Exhibit A.

"Premises" means the entire second floor of the Building and THAT PORTION of the Building on the first floor shown on the floor plan attached hereto as Exhibit D, consisting of 16,965 square feet of Rentable Floor Area.

"Property" means the Land and the Building.

"Property Common Areas" means the parking lot, walkways, driveways, sidewalks and landscaped areas located on those portions of the Property outside of the Building from time to time, and those portions of the Building, if any, which serve the Property as a whole from time to time, such as but not limited to any café or cafeteria and those areas required for access to the Premises, such as stairways, hallways and elevators.

"Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

"Rentable Floor Area" means the area within the Building pursuant to which rental calculations are made.

"Rules and Regulations" - See Section 6.3.

"Site Plan" means the site plan of the Property attached hereto as Exhibit C.

"Tenant Responsible Parties" means the Tenant and Tenant's agents, contractors, licensees, servants, employees, sublessees, assignees and others for whom the Tenant is legally responsible.

"Tenant's Addresses for Notices" - See Exhibit A.

"Tenant's Plans" - See Section 2.6.

"Tenant's Proportionate Share" - The Rentable Floor Area of the Premises (agreed to be 16,965 square feet) divided by the total Rentable Floor Area of the Building, agreed to be currently 34,681, with the resulting Tenant's Proportionate Share at present of forty eight and 9/10ths percent (48.9%).

"Tenant's Work" - See Section 2.6.

"Term" means the term as set forth in Exhibit A.

"Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

2. Premises and Term.

2.1 Premises.

The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises. The Tenant acknowledges that there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises or the Property, or with respect to the suitability of either of them for the conduct of the Tenant's business, except as contained in the terms of this Lease. Subject only to casualty damage, Tenant shall have access to the Premises 24 hours per day, 7 days per week, 52 weeks per year.

2.2 Appurtenant Rights.

The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use the Property Common Areas in common with others, subject to the Rules and Regulations.

2.3 Landlord's Reservations.

The Landlord expressly reserves the right from time to time to alter or relocate any Property Common Area. The Landlord shall give the Tenant reasonable prior notice (except in the event of emergency) before exercising its rights under this Section 2.3 which require access to and/or through the Premises, and the Landlord shall, in any event, exercise diligent, commercially reasonable efforts to minimize any interference with the Tenant's use of the Premises and to avoid undue interference with the Tenant's use of the Property Common Areas in connection with exercising its rights under this Section 2.3. In no event shall the Premises be decreased in size or otherwise altered in a fashion that would adversely affect the Tenant's use thereof as a result of the Landlord's exercise of such rights. The Landlord further expressly reserves the right to access to and/or through the Premises during normal business hours upon no less than 24 hour prior notice (except that in an emergency no prior notice shall be required and Landlord shall have access at any time) for purposes of inspecting the Premises and otherwise exercising the Landlord's rights as granted hereunder and performing any obligations which have been undertaken by the Landlord under this Lease, provided that the Landlord uses diligent, commercially reasonable efforts to minimize interference with the Tenant's use of the Premises in connection therewith.

2.4 Parking.

The Landlord shall provide not less than 65 total (common) parking spaces for cars for use at all times by the Tenant's employees, business invitees and visitors in the parking lots on the Land. The Tenant's use of the parking lots shall be in common with the Landlord and others entitled thereto from time to time, and the Tenant's parking spaces shall not be reserved spaces. The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the Rules and Regulations which pertain to the use of the parking facilities, such rules to be established and presented to Tenant from time to time.

2.5 Commencement Dates.

The "Lease Commencement Date" shall be upon substantial completion of Landlord's Work as set forth in Section 2.6 of the Lease or June 1, 2005, whichever is later. The "Rent Commencement Date" shall be two months after the Lease Commencement Date.

2.6 Preparation of the Premises.

(a) Landlord's Work. Promptly following the execution of this Lease, the Landlord, at the Landlord's expense, shall perform the work described in Exhibit G attached hereto ("Landlord's Work"), which shall be a turn key build-out. The Landlord shall obtain all necessary permits and other governmental approvals in connection with the Landlord's Work prior to commencement of the Landlord's Work. Promptly after execution of this Lease, the Landlord shall commence and exercise reasonable efforts to complete the Landlord's Work on or before the Commencement Date, subject to External Causes.

Landlord's Work may vary from the requirements of Exhibit G to the extent that the variance is (i) determined by Landlord in its reasonable discretion to be necessary or advisable due to (A) the job conditions or good construction practices, (B) the building permits for such work, or (C) applicable legal requirements, (ii) non-substantial or (iii) of greater utility or value than that which it replaces.

All of Landlord's Work shall be performed by the general contractor selected by the Landlord in its sole discretion. Landlord will provide turnkey construction consistent with Exhibit G, and Landlord will pay the costs of labor and materials incurred in connection with the performance of the construction of the Premises described in Exhibit G, including the costs of permits and insurance as well as architectural and engineering services rendered in the preparation and design of construction drawings and specifications. The space planning design, construction drawings and specifications will be provided by Landlord at no cost to Tenant.

Tenant may inspect Landlord's Work at reasonable times and will promptly give notice of observed defects in materials or workmanship. Landlord will correct such defects as promptly as practicable.

The Premises shall be deemed ready for occupancy on the earlier of:

    the date upon which Tenant takes possession of any portion of the Premises for any purpose other than preparing the Premises for occupancy; or
    the date upon which Landlord's Work is substantially completed as certified by Landlord's architect and as evidenced by either a permanent or temporary certificate of occupancy, if applicable.

The Landlord will make reasonable efforts to substantially complete Landlord's Work prior to May 1, 2005. Tenant shall be allowed to begin moving furniture, fixtures and equipment into the Premises beginning upon substantial completion of Landlord's Work but not sooner than May 15, 2005 and not prior to submitting all required insurance certificates as defined in this Lease. Landlord's Work shall be deemed to be substantially completed if only minor portions of Work, adjustments, cosmetic finishing work or "punch list" items remain incomplete and such incomplete work does not materially interfere with Tenant's intended use of the Premises, its access to the Premises or its ability to move into the Premises. By no later than thirty (30) days after completion of Landlord's Work, the Tenant shall furnish to the Landlord a punch list of such items of construction of Landlord's Work which are then incomplete or defective and which require correction by Landlord's Contractor. The Landlord agrees to exercise good faith efforts to cause such punch list items to be corrected within thirty (30) days of receipt of the punch list, or such longer period as is reasonably required if the nature of the corrective work cannot be performed within thirty (30) days. If Landlord's Work is delayed for any of the reasons set forth in parts (i) through (v) below, Landlord's Work shall be deemed to have been substantially completed at the time it would have been completed if not for such delay: (i) a default by Tenant under the terms of this Lease; (ii) changes to any of the plans or specifications for Landlord's Work requested by Tenant and agreed to by Landlord (which delay, shall be identified by Landlord at the time of approval); (iii) a request by Tenant for materials, fixtures or installations other than those in Landlord's building standard or those contained in the plans and specifications set forth in Exhibit G ; (iv) the performance of any work or installations by Tenant or contractors hired by Tenant; or (v) any other act or omission caused by or on behalf of Tenant, its contractors, agents, servants or employees which delay the construction.

Landlord's Work shall be performed in a good and first-class workmanlike manner, and shall comply with all applicable laws and regulations including the Americans with Disabilities Act of 1990. Landlord shall assign to Tenant any rights in third party warranties related to work performed and materials supplied exclusively in the performance of Landlord's Work and which are assignable to Tenant; however, notwithstanding any such assignment Landlord shall also retain all rights to such warranties. All materials used shall be new.

(b) Tenant's Plans. Tenant may currently be preparing or in the future may prepare at any time during the term of the Lease, at its sole cost and expense, plans and specifications for non-structural improvements Tenant desires to make in connection with Tenant's occupancy of the Premises (the "Tenant's Plans"). If so, Tenant's Plans shall be submitted to Landlord for its approval, which approval shall not be unreasonably withheld or delayed, except that under no circumstances shall any proposed plans be approved that involve any structural alterations to the building . At the Tenant's sole cost and expense, the Tenant shall cause the Tenant's Plans to be revised in a manner sufficient to remedy the Landlord's reasonable objections and/or respond to the Landlord's reasonable concerns and for such revised plans to be redelivered to the Landlord, and the Landlord shall either approve or disapprove the Tenant's revised plans within five (5) business days following the date of submission. If the Landlord shall again disapprove Tenant's Plans, the Tenant shall revise such plans and redeliver them to the Landlord pursuant to the prior two sentences until the Tenant's Plans have been approved by the Landlord. The Tenant's Plans shall be stamped by a Massachusetts-registered architect and engineer, such architect and engineer being subject to the Landlord's reasonable approval, which shall not be unreasonably withheld or delayed, and shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, and the regulations promulgated thereunder) and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits, approvals and licenses required for construction. The Landlord will not approve any alterations or additions requiring unusual expense to readapt the Premises to normal office, research and development or laboratory use on termination of this Lease or increasing the cost of insurance on the Building, unless the Tenant first gives assurances acceptable to the Landlord for payment of such increased cost and that such re-adaptation will be made prior to such termination without expense to the Landlord. The approval of any Tenant's Plans shall not impose upon the Landlord any responsibility or liability whatsoever to the Tenant. In connection with its approval of the Tenant's Plans, Landlord reserves the right to require Tenant, at Tenant's expense, to restore the Premises to its original condition and configuration and shall specify in writing those portions of Tenant's work which must be removed at the expiration of the Term of this Lease as part of Tenant's surrender and yield-up of the Premises.

(c) Tenant's Work. Promptly after approval of Tenant's Plans, the Tenant shall commence and exercise all reasonable efforts to complete the work specified therein ("Tenant's Work"). All Tenant's Work shall be completed in accordance with the approved Tenant's Plans and the requirements for alterations and improvements made by or on behalf of Tenant set forth in this Lease. Copies of all permits and approvals required for Tenant's Work shall be furnished to the Landlord promptly upon receipt thereof. Tenant's Work shall be performed by a general contractor approved by the Landlord, which approval shall not be unreasonably withheld or delayed, under a written construction contract providing for such bonds as are customary and reasonable in the full amount of the contract sum; provided, however, that the Tenant may have Tenant's Work competitively bid by several general contractors approved in advance by the Landlord which approval shall not be unreasonably withheld or delayed and the Tenant may select among such general contractors the general contractor that will perform Tenant's Work. The approval by the Landlord of the Tenant's general contractor shall not impose upon the Landlord any responsibility or liability whatsoever to the Tenant as a result of, or arising out of, the defaults or other acts or omissions of the general contractor. A copy of all required bonds and certificates of insurance required by this Lease shall be furnished to the Landlord prior to commencement of construction and installation of Tenant's Work. In addition, the Landlord, at Landlord's sole expense, may monitor the progress of Tenant's Work, including, without limitation, attend any weekly or other periodic job meetings. The Landlord shall provide the Tenant with no less than twenty four hours prior notice before it enters the Premises to review Tenant's Work, except in the event of an emergency, when no such notice shall be required. Any review and monitoring of Tenant's Work by the Landlord shall not impose upon the Landlord any responsibility or liability whatsoever to the Tenant as a result of, or arising out of, Tenant's Work. Within forty-five (45) days of completion of any Tenant's Work in accordance with the approved plans and specifications, the Tenant shall provide to the Landlord "as-built" plans in both paper and electronic form showing precisely how and where Tenant's Work was actually installed. The Tenant shall provide the Landlord with copies of any certificates of occupancy for any Tenant's Work that requires a certificate of occupancy reasonably promptly after completion of any portion of Tenant's Work. Nothing herein shall be construed as permitting the Tenant to occupy all or any portion of the Premises for which the Tenant has not obtained a certificate of occupancy or otherwise failed to comply with legal requirements as set forth herein.

3. Rent and Other Payments; Security Deposit.

3.1 Annual Fixed Rent.

From and after the Rent Commencement Date, the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/l2th) of the Annual Fixed Rent in effect and applicable to the Premises in advance on the first day of each calendar month during the Term (except for any monthly rental payment due for any partial month at the beginning of the Term, which shall be paid on the Rent Commencement Date) for each full calendar month of the Term and of the corresponding fraction of said one-twelfth (1/l2th) for any fraction of a calendar month at the beginning or end of the Term. The Annual Fixed Rent applicable to the Premises during the Term shall be as follows:

Lease Year 1: $16.00 per square foot, net of Tenant electric

Lease Year 2: $16.25 per square foot, net of Tenant electric

Lease Year 3: $16.50 per square foot, net of Tenant electric

Lease Years 4-5: $16.75 per square foot net of Tenant electric:

In the event that the Term is extended pursuant to Section 12.11 of this Lease, the Annual Fixed Rent for such Extended Term shall be determined in accordance with Section 12.11.

3.2 Real Estate Taxes.

During the Term, the Tenant shall pay to the Landlord, as Additional Rent, Tenant's Tax Expense Allocable to the Premises (as such term is hereinafter defined), in accordance with this Section 3.2. The capitalized terms used in this Section 3.2 are defined as follows:

(a) "Tax Year" means the 12-month period beginning July 1 each year or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date. The "Base Tax Year" shall be the Tax Year commencing July 1, 2005

(b) "Tenant's Tax Expense Allocable to the Premises" means, for any Tax Year, the Real Estate Taxes for the Tax Year in excess of the Base Tax Year, multiplied by Tenant's Proportionate Share.

(c) "Real Estate Taxes" means all taxes and special assessments payable by Landlord of every kind and nature assessed by any governmental authority on the Property and reasonable expenses of any proceedings for abatement, including appeals thereof, less the amount of any abatement or refund received with respect to any period during the Term (or less a prorated portion thereof, if only a portion of the period is within the Term) after a deduction of the reasonable expenses of the proceedings for such abatement, including appeal proceedings deemed necessary by Landlord in its reasonable discretion. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Tax Year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term "Real Estate Taxes."

Payments by the Tenant on account of the Tenant's Tax Expense Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be equal to one- twelfth (1/12) of the Tenant's Tax Expense Allocable to the Premises for the current Tax Year as reasonably estimated by the Landlord.

Annually, the Landlord shall render to the Tenant a statement in reasonable detail showing for the preceding calendar year or fraction thereof, as the case may be, Real Estate Taxes on the Property and any abatements or refunds of such taxes received during such period with respect to any period included wholly or partially within the Term, together with, copies of all applicable tax bills for the Property, and the Landlord's calculations of Tenant's Tax Expense Allocable to the Premises. The Landlord shall to render the statement not later than one hundred twenty (120) days after the end of each calendar year or fraction thereof during the Term or fraction thereof at the end of the Term. Expenses incurred in obtaining any tax abatement or refund may be charged against such tax abatement or refund before the adjustments are made for the Tax Year, unless previously included in Real Estate Taxes used to calculate Tenant's Tax Expense Allocable to the Premises. If at the time such statement is rendered it is determined with respect to any Tax Year that the Tenant has paid (i) less than the Tenant's Tax Expense Allocable to the Premises or (II)&NBSP;more than the Tenant's Tax Expense Allocable to the Premises, then, in the case of (i), the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amount of such underpayment and, in the case of (ii), the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Tax Expense Allocable to the Premises next thereafter coming due or, if such amount exceeds a monthly installment, then the balance shall be credited against the next monthly installments of Annual Fixed Rent. If the Term has expired and the Tenant has no further obligation to the Landlord, however, the Landlord shall refund such overpayment to the Tenant within thirty (30) days. To the extent that Real Estate Taxes may be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments. Notwithstanding anything in this Lease to the contrary, any incremental increase in Real Estate Taxes directly and exclusively attributed to an expansion of the Building and not attributable to any other increase in valuation shall not increase the amount payable on a pro-rata basis for Real Estate Taxes by Tenant under this Lease by more than any amount associated with an increase in the municipal tax rate. At the time this Lease is executed, Landlord has no intentions or plans to expand the Building.

3.3 Operating Expenses.

During the Term the Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Operating Expenses Allocable to the Premises, as hereinafter defined, in accordance with this Section 3.3. The capitalized terms used in this Section 3.3 are defined as follows:

(a) "Tenant's Operating Expenses Allocable to the Premises" means, for any calendar year, the Operating Expenses for the Property, net of Tenant's electricity for such calendar year in excess of the Operating Expenses for the Property for calendar year 2005, in each case grossed-up to reflect 100% occupancy, multiplied by Tenant's Proportionate Share.

Notwithstanding the foregoing all Controllable Operating Expense increases shall be capped at six percent (6%) per year.

(b) "Operating Expenses" means the Landlord's cost of operating, cleaning, maintaining and repairing the Property, which shall include, without limitation: the cost of providing or causing to be provided the services to be provided hereunder; premiums for insurance with respect to the property which shall include any and all insurance that Landlord shall deem to be reasonable, including, but not limited to, all risk, general liability, excess liability, rent loss, business interruption, boiler and equipment, and flood and earthquake; the amount of any customary and reasonable deductible from any insurance claim of the Landlord (but only in the event of an actual claim paid and settled); compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all non-management persons directly engaged in operating, maintaining or cleaning the Property, including the parking facilities located thereon and such expenses shall be fairly allocated in the event any such person works on other sites as well as on the Premises; landscaping and maintenance; reasonable management fees; steam, water and sewer charges, but specifically excluding such utility charges either separately metered or separately chargeable to tenants or Tenant whether for additional or special services or otherwise; costs of building and cleaning supplies; rental costs for equipment used in operating, cleaning, maintaining or repairing the Property; snow removal; security, if any; cost of maintenance, repairs and replacements (other than repairs and replacements reasonably collectible from contractors under guarantees), including, without limitation, the cost of capital improvements or replacements; payments under service contracts with independent contractors for services provided in connection with the operation, cleaning, maintenance, and repair of the Property, but only to the extent that such expenses would otherwise be properly included in Operating Expenses hereunder and specifically excluding the cleaning and janitorial services for the Premises contracted for Tenant by the Landlord, which shall be billed separately and apart from other operating expenses and paid for directly by Tenant; and all other reasonable expenses paid in connection with operation, cleaning, maintenance and repair of the Property. Notwithstanding the foregoing, Operating Expenses shall not include the items specified in Exhibit F.

Payments by the Tenant on account of the Tenant's Operating Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant's Operating Expenses Allocable to the Premises for each calendar year.

Annually, and upon the transfer of ownership in the Property, the Landlord shall render to the Tenant a statement in reasonable detail (including with respect to the allocation of Operating Expenses for the Property among the Buildings and Property Common Areas expense), showing for the preceding calendar year or fraction thereof, or the year-to-date of ownership transfer, as the case may be, the Operating Expenses for the Property and the Tenant's Operating Expenses Allocable to the Premises. The Landlord shall deliver the annual statement not later than one hundred twenty (120) days after the end of each calendar year or fraction thereof during the Term or fraction thereof at the end of the Term. If at the time such annual statement or any such statement in connection with the transfer of the Property is rendered it is determined with respect to any calendar year or the year-to-date of ownership transfer, as the case may be, that the Tenant has paid (i) less than the Tenant's Operating Expenses Allocable to the Premises or (ii) more than the Tenant's Operating Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such annual statement the amounts of such underpayment, or in the case of ownership transfer Tenant shall pay directly to the prior landlord within thirty (30) days of the statement rendered in connection with said transfer the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Operating Expenses Allocable to the Premises next thereafter coming due or, if such amount exceeds a monthly installment, then the balance shall be credited against the next monthly installments of Annual Fixed Rent. If the Term has expired and the Tenant has no further obligation to the Landlord, however, the Landlord shall refund such overpayment to the Tenant within thirty (30) days. The Tenant, its accountants and representatives, shall have the right, at the Tenant's expense, on not less than five (5) business days' prior written request by the Tenant to the Landlord, to examine, audit and copy (at the Tenant's expense) at the Landlord's offices, during normal business hours, the Landlord's books and records pertaining to the Operating Expenses and/or Real Estate Taxes for the Property for the previous calendar year, to enable the Tenant to verify the accuracy of the Operating Expenses and/or Real Estate Taxes for the Property shown on a Landlord's statement for the prior year. Any such audit shall be conducted within 150 days from Tenant's receipt of Landlord's statement showing in reasonable detail the expenses incurred during the preceding calendar year or fraction thereof. The Landlord agrees to keep its books in accordance with generally accepted accounting principles consistently applied and in such manner as shall reasonably make possible the verification of the Operating Expenses and Real Estate Taxes for the Property. Notwithstanding the foregoing, the costs of any audit referred to herein shall be borne by the Tenant unless the audit reveals that amount billed to Tenant exceeds the amount that should have been billed to Tenant during any calendar year by more than ten percent (10%) and over $1,500, in which case Landlord shall refund the overpayment and pay 3% simple interest per annum on the overage within thirty (30) days.

3.4 Directly Metered Utility Charges.

During the Term, the Tenant shall pay on or before the date the same are due directly to the provider of the service, all separately metered charges for electricity. If the electric services are not separately metered to Tenant, then Tenant shall pay its pro rata share, as reasonably determined by the Landlord, of such services within thirty (30) days after receiving invoices therefor from Landlord.

3.5 Above-standard Services.

If the Landlord is required by a governmental entity to provide any services to the Tenant in addition to those expressly provided for herein, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by the Landlord for such services at the Landlord's standard rates as from time to time in effect and reasonably established. If the Tenant has requested that above- standard services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at the time and in the fashion in which Tenant's Operating Expenses Allocable to the Premises are payable. Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord.

3.6 No Offsets.

Annual Fixed Rent and Additional Rent shall be paid by the Tenant without any offset, abatement or deduction whatsoever.

3.7 Rent.

The total rent payable under this Lease shall be deemed to include the aggregate of (i) the Annual Fixed Rent, and (ii) all other rent, charges, fees, and costs allocable to Tenant pursuant to the terms of this Lease.

3.8 INTENTIONALLY DELETED.

4. Alterations.

4.1 Consent Required for Tenant's Alterations.

The Tenant shall not make alterations or additions to the Premises, unless the Tenant shall have first obtained the Landlord's prior written consent thereto and approval of the plans and specifications in each case, which consent shall not be unreasonably withheld, except that the Landlord's prior written consent shall not be required for Minor Alterations. For purposes hereof, "Minor Alterations" shall consist of alterations and additions to the Premises that are not alterations or additions to the exterior of the Premises including, without limitation, the roof thereof, structural alterations or additions or alterations or additions to the Base Building Systems (as hereinafter defined), that are not floor-to-deck walls and that will not cost more than $15,000.00 to perform, provided that Tenant on each occasion notifies Landlord in advance of all alterations and on each occasion supplies plans and specs, whether or not they are deemed herein to be Minor Alterations. Prior to commencing any alterations or additions, Tenant shall submit to Landlord copies of all permits, approvals and plans relating to the performance of such work. In the case of Minor Alterations, such plans may be "schematic plans" and need not have been prepared or certified by an engineer or architect. Upon commencing any alterations or additions, the Tenant shall diligently prosecute the same until completion. The Tenant shall, in all events, deliver a complete set of as-built plans in paper and electronic form to the Landlord upon completion of any alterations or additions, other than for Minor Alterations.

Notwithstanding the foregoing, if any additions, alterations or improvements shall change the general character of the Premises or substantially change the basic structure of the Premises or any other improvement included therein or adversely affect the value of the Property, the Tenant may make such alterations, addition or improvement only with the prior written approval of the Landlord.

4.2 Ownership of Alterations.

Except as otherwise expressly provided in this Section 4.2, all alterations and additions shall be part of the Premises and owned by the Landlord, unless at the time of the Landlord's approval of the plans and specifications therefor, the Landlord shall specify in writing that such alterations or additions may or shall be removed upon termination or expiration of this Lease. By no later than twenty (20) days prior to the anticipated time of commencement of work on any such alteration or addition, Tenant may submit a written request to Landlord seeking Landlord's determination whether such item is to be removed at the expiration or earlier termination of this Lease, and Landlord will respond reasonably to such request in writing within ten (10) days after receipt of such request. All equipment and personal property not attached to the Premises and trade fixtures susceptible of being removed from the Premises without substantial injury thereto shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. The Tenant shall repair any damage caused by the removal of any alterations, additions, trade fixtures or personal property from the Premises.

4.3 Construction Requirements for Alterations.

All construction work by the Tenant shall be done at the Tenant's sole cost and expense except as expressly otherwise set forth herein and in a good and workmanlike manner, employing only materials of equal or better quality than those installed in the Premises as of the Lease Commencement Date (such quality to be determined reasonably by the Landlord), and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Premises and the Rules and Regulations. The Landlord or the Landlord's authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times upon reasonable notice and in a manner to minimize disruption to Tenant's operations. Except for installation of furnishings and Minor Alterations, all of the Tenant's alterations and additions and installation of furnishings shall be performed by contractors or workers first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold or delay. The Tenant, before starting any work, shall secure all licenses and permits necessary therefor and, except as to any Minor Alterations, shall deliver to the Landlord a copy of all such licenses and permits (and, upon completion, a copy of the certificate of occupancy (if required by applicable law)). The Tenant also shall deliver to the Landlord a copy of the building permit and certificate of occupancy for any Minor Alternations for which they are required by applicable law. The Tenant shall cause each contractor to carry (i) workers' compensation insurance in statutory amounts covering all the contractors' and subcontractors' employees and (ii) comprehensive general public liability insurance. Each such policy shall be noncancellable with respect to the Landlord, its managing agent and such mortgagees, without thirty (30) days' prior written notice to the Landlord, its managing agent and such mortgagees and, at the election of the Landlord, either a certificate of insurance or a duplicate original policy shall be delivered to the Landlord prior to the commencement of any construction work. The minimum limits of liability of such comprehensive general liability insurance shall be Three Million Dollars ($3,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence), or such higher amount as the Landlord reasonably may require, taking into account amounts commonly carried by contractors working in similar buildings in the vicinity of the Property. At the Landlord's request, the Tenant shall, before work is started on any improvements or alterations made by the Tenant, secure assurances satisfactory to the Landlord protecting the Landlord against claims arising out of the furnishing of labor and materials therefor. In the course of any work being performed by the Tenant or about the Property, the Tenant agrees to use labor compatible with that being employed by the Landlord for work on the Property and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services on the Property.

4.4 Payment for Tenant Alterations.

The Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and to prevent any liens for labor or materials performed or furnished in connection therewith from attaching to the Premises or the Property and promptly to discharge (whether by payment, bonding off or otherwise) any such liens which may so attach. If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged within five (5) business days after receipt of notice of the filing thereof, the Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, upon demand, as Additional Rent, for any reasonable cost so incurred, including, without limitation, reasonable attorneys' fees in connection therewith, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of the Tenant in not discharging such lien. Tenant shall indemnify and hold the Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of the Tenant, which obligation shall survive the expiration or termination of this Lease.

4.5 As Is.

Except as contained in this Lease, Tenant is leasing the Premises in an "AS IS" condition, without any warranties, express or implied, with regard to the condition of the Premises, and the Landlord shall not make, is not hereby making and has not made any covenants, guaranties, representations or warranties, express, implied or by law, oral or written, of any kind or character, as to the nature, condition, construction, workmanship, state of repair, development, function, valuation, profitability, income, operations, expenses, tax consequences, title, availability of access, ingress or egress, compliance with laws, rules, regulations and ordinances, habitability, merchantability, or fitness, suitability or feasibility for any purpose of the Property; all of the foregoing being hereby expressly disclaimed by the Landlord and waived by the Tenant. The Tenant has entered into this Lease without relying on any statement or representation by the Landlord or its agents. The Tenant represents and warrants that the Tenant has relied solely on its own expertise and that of its consultants in entering into this Lease.

5. Responsibility for Condition of Premises; Landlord's Services.

5.1 Maintenance and Repair Obligations of the Landlord.

(a) Except as otherwise provided in Article 8, the Landlord shall maintain, clean, repair and make all necessary replacements to ERR structural supports, structure of the building (including the plumbing, mechanical, HVAC (including air conditioning) and electrical systems serving other portions of the Property in addition to the Premises as they may be expanded hereunder from time to time) and exterior walls of the Premises, in each case as may be necessary to keep and maintain the same in good order, condition and repair. The cost of all such services shall be included in Operating Expenses. Notwithstanding the foregoing, Landlord will be responsible for replacement of roof and structural items, which costs shall not be charged to Tenant nor included in Operating Expenses.

5.2 Maintenance and Repair Obligations of Tenant; Surrender.

The Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises, excepting only reasonable wear and tear and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and those repairs for which the Landlord expressly is responsible pursuant to Section 5.1. The Tenant covenants and agrees that, upon the termination or expiration of this Lease, the Tenant shall surrender the Premises and, to the extent required or permitted by Sections 2.6(b) and 4.2, all alterations and additions thereto made by Tenant during the Term of this Lease, in the aforesaid condition, first removing all goods and effects of the Tenant and, to the extent required or permitted by Sections 2.6(b) and 4.2, all alterations and additions made by the Tenant and repairing any damage caused by such removal and restoring the Premises. The Tenant shall not permit or commit any waste, and the Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the roof and exterior walls of the Premises and Property Common Areas reasonable wear and tear excepted, by any Tenant Responsible Party, which shall be payable to the Landlord upon demand as Additional Rent.

5.3 Landlord's Services; Landlord Delay; Interruption.

The Landlord shall provide lighting, maintenance and snow removal for the Property Common Areas and landscaping maintenance services in and for the Property so as to maintain the Property in good and operational condition similar to that of comparable properties, well maintained, in the area in which the Property is located. Landlord shall also provide janitorial services to the Premises. The cost of all such services shall be included in Operating Expenses. Landlord shall provide heating and cooling as may be required to provide reasonably comfortable space temperature and ventilation for occupants of the Premises during the hours of operation of 7:00 a.m. to 7:00 p.m., Monday through Friday and of 8:00 a.m. to 2:00 p.m. on Saturday. Landlord shall also provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes. The cost of such heating, cooling, hot water and cold water shall be paid by Tenant, except for that which is used in the Property Common Areas, which cost shall be included in Operating Expenses. To the extent the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord's part by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises unless such External Event lasts for more than ten (10) consecutive days, after which all rent due hereunder shall abate until such services are fully restored. The Landlord also reserves the right to take any steps necessary to comply with applicable law, ordinances, codes and regulations to be performed in a manner to minimize disruption to Tenant's operations. In no event shall the Landlord be liable to the Tenant for, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason of the unavailability of heat, light or any utility or any service, nor shall the same give rise to any claim in the Tenant's favor that the same constitutes actual or constructive, total, or partial, eviction from the Premises.

5.4 ADA Compliance.

The Tenant and the Landlord acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 (42 U.S.C. 12101, as amended) and the regulations promulgated thereunder (the "ADA"), responsibility for compliance with the terms and conditions of the ADA may be allocated as between the Landlord and the Tenant. The Landlord and the Tenant therefore agree that the Landlord shall be responsible for compliance with the ADA with respect to the Property Common Areas, including, but not limited to, the sidewalks, parking areas, exterior walkways, access into the Building, interior stairways, hallways and elevators, restrooms, and for Landlord's Work. The Tenant shall be responsible for compliance with the ADA with respect to the balance of the Premises. Landlord further represents that the Building and all of Landlord's Work as defined on Exhibit G complies with all Federal, State and local codes.

5.5 Signage.

The Landlord shall provide, at its sole cost and expense, a sign for the Tenant's business on the Building Directory. The location, design and installation of such sign shall be determined by Landlord in its sole discretion, reasonably exercised.

The Tenant may, at its sole cost and expense, affix a sign to the exterior of the Building and affix a sign to the existing monument sign. The amount of signage available to Tenant shall be proportionate to Tenant's Proportionate Share. Tenant must obtain Landlord's prior written consent to the design and the size of the signage, which consent shall not be unreasonably withheld or delayed.

5.6 Trash Removal.

The Landlord shall coordinate the removal of all of the Tenant's trash and refuse from the Premises to the trash receptacles on site designated by Landlord and shall arrange for regular removal thereof so as to keep and maintain the Premises and the Property in neat, clean and good condition. The cost of said trash removal from the Premises and the Property will be included in Operating Expenses. Notwithstanding the foregoing, the Tenant shall be responsible for proper disposal off the Property of all Hazardous Materials used or brought onto the Premises or the Property by the Tenant or any Tenant Responsible Party.

6. Certain Covenants.

6.1 Permitted Uses.

The Tenant shall occupy the Premises only for the Permitted Uses, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor do or permit any act or thing on the Premises or the Property which is contrary to any requirement of law, or which constitutes a public or private nuisance, or which might impair the value of the Property, or which is liable to invalidate or increase premiums for any insurance on the Premises or the Property or their contents (unless the Tenant agrees to pay the Landlord for the total increased cost of such premiums), or which is liable to render necessary any alteration or addition to the Premises or the Property, nor commit or permit any waste in or with respect to the Premises or the Property. The Landlord represents that the Permitted Uses do not violate zoning or land use restrictions or covenants affecting the premises.

6.2 Laws and Regulations and Other Compliance; Liens.

The Tenant shall comply with all applicable laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, regulations, rules, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary in effect from time to time applicable with respect to the Tenant's use and occupancy of the Premises, including, without limitation, by making, any alterations to the Premises required as a result of the Tenant's specific use and occupancy, subject to the provisions of this Lease regarding alterations by the Tenant. Without limitation of the foregoing, the Tenant shall comply with applicable local, state and federal laws, ordinances, regulations and orders relating to industrial hygiene, environmental protection, and public health and safety and any applicable permits, licenses, and other governmental or regulatory approvals regarding the discharge or emission of regulated materials or wastes in connection with Tenant's specific operations and occupancy at the Premises. Tenant shall pay all costs related to such compliance, where such compliance requirements are triggered by Tenant's specific use and are not triggered by the inherent character of the space as used for office and warehouse uses, respectively. The Tenant shall comply with all instruments of record which now or at any time hereafter may be applicable to the Premises or any part thereof, or any of the adjoining sidewalks, curbs, fences and vaults, if any, or the ownership or use of any thereof, of which Tenant has received actual written notice, provided that the same do not materially adversely affect the rights and remedies of Tenant pursuant to this Lease; conform to all requirements of all policies of insurance covering the Premises or insuring the Landlord or the Tenant in connection therewith and the standards recommended by the Boston Board of Fire Underwriters applicable to the Tenant's use and occupancy of the Premises; and not do or permit to be done on or in connection with the Leased Premises any act or thing which might impose any liability or responsibility upon the Landlord except those arising from Permitted Uses expressly permitted hereunder, in which case such uses may be exercised but Tenant hereby agrees that it assumes any and all liability or responsibility therefor; and not to subject the Leased Premises to any mortgage, lien, encumbrance or charge, and to discharge any such mortgage, lien, encumbrance or charge which may arise. The Tenant shall, at the Tenant's sole cost and expense, obtain all permits, licenses and approvals required by any governmental authority for the Tenant's specific use and activities for Permitted Uses on the Premises.

6.3 Rules and Regulations.

The Tenant shall not unreasonably obstruct in any manner any portion of the Property not hereby leased; and shall comply with all reasonable rules and regulations of uniform application to all occupants of the Property now or hereafter made by the Landlord, of which the Tenant has been given notice, for the care and use of the Buildings, and the Property Common Areas (the "Rules and Regulations"). The initial Rules and Regulations are attached hereto as Exhibit E. The Landlord shall not be liable to the Tenant for the failure of other occupants of the Property to conform to any of the Rules and Regulations, but the Landlord shall enforce such Rules and Regulations in a non-discriminatory and uniform manner.

6.4 Safety Compliance.

The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority or reasonable insurance underwriting requirements of which the Tenant has been given reasonable prior notice and procure all licenses and permits so required because of such use and, if requested by the Landlord, do any work so required because of such use and such requirements, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant's Permitted Uses.

6.5 Landlord's Entry.

The Tenant shall permit the Landlord, its agents and any mortgagee, upon no less than 24 hours prior notice except in the case of emergencies, to enter the Premises during regular business hours for the purpose of inspecting or of making repairs to the same, and for the purpose of showing the Premises to prospective purchasers, investors and mortgagees during normal business hours, and to prospective tenants during the last twelve (12) months of the Term. In connection with such entry, the Landlord shall exercise reasonable efforts to minimize any interference with the Tenant's use of the Premises.

6.6 Personal Property Tax.

The Tenant shall pay promptly when due all taxes which may be imposed upon the Tenant's personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

6.7 Assignment and Subleases.

(a ) The Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of the Tenant, or used or occupied or permitted to be used or occupied, by anyone other than the Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like), or be offered or advertised for assignment or subletting by the Tenant or any person acting on behalf of the Tenant, without, in each case, the prior written consent of the Landlord, and, in the event that the Landlord consents to any subletting or assignment, the sublease or assignment shall not include any option to extend beyond the then current Term of the Lease, notwithstanding any provision of the Lease to the contrary, and no subtenant or assignee in any event shall be permitted to further assign, sublet or otherwise transfer its interest under this Lease, except in accordance with this section in any manner described in this paragraph (a). In determining whether or not to consent to any proposed assignment, transfer or sublease, the Landlord shall review all relevant factors, including, but in no way limited to whether the assignee, subtenant or other successor to the Tenant's interest herein has a net worth sufficient to provide reasonable assurance of its financial ability to comply with its obligations under the sublease. At the time that a completed final but unsigned sublease or assignment document, the terms and contents of which are agreed to by the parties thereto, is submitted to Landlord by Tenant for consent, the Landlord shall have 15 business days to provide notice that it consents to or rejects said sublease or assignment. Notwithstanding the foregoing, there shall be no partial assignment or sublet of this lease, except on a floor-by-floor basis. Notwithstanding the provisions hereof, in the event that Tenant desires to vacate the Building and proposes a sublease or assignment for the space that Tenant then occupies, Landlord shall have the option (but not the obligation) to terminate the Lease with respect to the Premises effective upon the date of such proposed sublease or assignment and continuing for the Term by giving Tenant notice of such termination within 15 business days after Landlord's receipt of Tenant's request, provided that if Landlord terminates this Lease, it shall recapture the Premises subject to any approved subleases then in place. If Tenant does make a sublease hereunder, the aggregate monthly rent and other charges will not be advertised to be less than that amount which the Landlord is seeking for comparable space or Fair Market Rent, whichever is greater, and if the aggregate monthly rent and other charges payable to Tenant under and in connection with such sublease (including without limitation any amounts paid for leasehold improvements or on account of Tenant's costs associated with such sublease) exceed the monthly rent and other charges payable hereunder with respect to the space in question, Tenant shall pay to Landlord, as an additional charge, one half the surplus of the amount of such excess on a monthly basis, net of expenses. If the amount of rent and other charges payable under a sublease or the comparable value given is not readily ascertainable, such amount may, at Landlord's option, be deemed to equal the fair market rent then obtainable for the space in question. Notwithstanding any assignment or sublease, the original Tenant named herein shall remain directly and primarily obligated under this Lease. Subject to the provisions of paragraph (b) hereof, Landlord hereby agrees that Tenant shall have the right to assign its interest in this Lease or sublet all or part of the leased Premises without Landlord's consent, at any time and for any of the then remaining portions of the unexpired term of this Lease to any parent, subsidiary, affiliate or any other entity in connection with a merger, consolidation or acquisition of Tenant. Notwithstanding any such permitted assignment or subletting, Tenant shall remain primarily and fully liable for the obligations of Tenant hereunder, including, without limitations, the obligation to pay Rent and other amounts provided for in this Lease.

(b) Acceptance of Rent. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than the Tenant, whether or not in violation of the terms and conditions of this Lease, and Tenant is then in default under the terms of this Lease, the Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the Tenant from the further performance of covenants on the part of the Tenant to be performed hereunder. Any consent by the Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve the Tenant from its obligations hereunder, and the Tenant shall remain fully and primarily liable therefor. No assignment or subletting shall expand the signage rights provided for by this Lease.

(c) In the event Landlord consents to any assignment or subletting one half of any rent payable to Tenant in excess of the Annual Fixed and Additional Rent (i.e. Tax Increases and Operating Cost Increase payable by Tenant under this Lease) shall be the sole property of Landlord, payable as Additional Rent upon demand of Landlord; however, prior to calculating the amount of such excess rent to be shared by Landlord and Tenant, Tenant shall be entitled to net out (and retain) as amortized over the remaining term of the Lease reasonable legal and brokerage fees and the costs of any improvements to the Premises paid by Tenant in connection with the assignment or subletting.

7. Indemnity and Insurance.

7.1 Indemnity.

To the maximum extent this agreement may be made effective according to law, and except as otherwise expressly provided in this Lease, the Tenant agrees to indemnify and save harmless the Landlord from and against all claims, loss, or damage of whatever nature to the extent (except to the extent that the same results from the negligence or intentional misconduct of Landlord, or the Landlord Responsible Parties (as hereinafter defined): (i) arising from any negligent act or omission of Tenant relating to an express obligation of Tenant under this Lease or willful misconduct of any Tenant Responsible Party or any accident, injury to or death of persons or loss of or damage caused by any Tenant Responsible Party to property whatsoever, in each case occurring during the Term, so long as the Tenant is in occupancy of any part of the Premises, and in each case occurring in the Premises, or (ii) arising from any accident, injury or damage occurring outside the Premises but in or on the Property Common Areas, or any other areas within the Buildings or on the Land, where such accident, injury or damage results, from the Tenant's use or occupancy of the Premises or from any act or omission relating to an express obligation of Tenant under this Lease on the part of any Tenant Responsible Party; provided that the foregoing indemnity shall not include any cost or damage to the extent arising from the negligence or willful misconduct of the Landlord or the Landlord's contractors, licensees, invitees, agents, servants or employees or others for whom the Landlord is legally responsible (collectively, with the Landlord, "Landlord Responsible Parties"). This indemnity and hold harmless agreement shall include indemnity against reasonable attorneys' fees and all other costs, expenses and liabilities incurred or in connection with any such claim or proceeding brought thereon, and the defense thereof.

To the maximum extent this agreement may be made effective according to law, and except as otherwise expressly provided in this Lease, the Landlord agrees to indemnify and save harmless the Tenant from and against all claims, loss, or damage of whatever nature to the extent (except to the extent that the same results from the negligence or intentional misconduct of Tenant, or the Tenant Responsible Parties: (i) arising from any negligent act or omission of Landlord relating to an express obligation of Landlord under this Lease or willful misconduct of any Landlord Responsible Party or any accident, injury to or death of persons or loss of or damage caused by any Landlord Responsible Party to property whatsoever, in each case occurring during the Term, and in each case occurring in the Premises, or (ii) arising from any accident, injury or damage occurring outside the Premises but in or on the Property Common Areas, or any other areas within the Buildings or on the Land, where such accident, injury or damage results, from the Landlord's use or occupancy of the Property or from any act or omission of Landlord or any Landlord Responsible Party; provided that the foregoing indemnity shall not include any cost or damage to the extent arising from the negligence or willful misconduct of the Tenant or the Tenant's contractors, licensees, invitees, agents, servants or employees or others for whom the Tenant is legally responsible (collectively, with the Tenant, "Tenant Responsible Parties"). This indemnity and hold harmless agreement shall include indemnity against reasonable attorneys' fees and all other costs, expenses and liabilities incurred or in connection with any such claim or proceeding brought thereon, and the defense thereof.

7.2 Liability Insurance.

The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises:

(a) a policy of comprehensive general liability insurance under which the Landlord are named as additional insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1,; and

(b) workers' compensation insurance as required by state law.

Each such policy shall be noncancellable with respect to the Landlord, its managing agent and such mortgagees, without thirty (30) days' prior written notice to the Landlord, its managing agent and such mortgagees and, at the election of the Landlord, either a certificate of insurance or a duplicate original policy shall be delivered to the Landlord prior to the Commencement Date or any entry into the Premises by the Tenant prior to the Commencement Date, and in any event, not less than thirty (30) days prior to expiration. The minimum limits of liability of such comprehensive general liability insurance shall be Three Million Dollars ($3,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence), or such higher amount as the Landlord reasonably may require from time to time, and only to the extent required by Landlord's lender, taking into account amounts commonly carried by similar tenants in similar buildings in the vicinity of the Property. Such liability limits may be satisfied by adding Tenant's so-called "umbrella" liability coverage to its base general liability insurance. The Landlord shall carry such liability insurance with respect to operations at the Property as may from time to time reasonably be deemed prudent by the Landlord or required by any mortgagee holding a first mortgage thereon. All such insurance shall be written by companies of recognized financial standing which are authorized to do an insurance business in Massachusetts. Such insurance may be obtained by the Tenant by endorsement on its blanket insurance policies. Every such policy shall contain, to the extent obtainable at normal rates, an agreement by the insurer that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the Landlord, or the Tenant which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) the occupation or use of the Premises for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by any of the Landlord's mortgagees of which the Tenant has notice pursuant to any provision of any such mortgagees' mortgage upon the happening of an event of default, as defined therein, or (iii) any change in title or ownership of the Property. The Tenant shall deliver to the Landlord promptly after the execution and delivery of this Lease certificates of the insurance required to be carried by Tenant hereunder, and the Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver other certificates of insurance evidencing the renewal of such insurance. The Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required hereunder unless the Landlord is included therein as a named insured. The Tenant shall promptly notify the Landlord whenever any such separate insurance is obtained and shall deliver to the Landlord certificates evidencing the same.

Should the Tenant fail to effect, maintain or renew any insurance provided for in this Section, or to pay the premium therefor, or to deliver to the Landlord any of such certificates, then and in any of said events the Landlord, at its option, but without obligation so to do, may, upon five (5) days notice to the Tenant of its intention to do so, procure such insurance, and any sums expended to procure such insurance shall be Additional Rent hereunder and shall be repaid by the Tenant within thirty (30) days following the date on which the Tenant receives notice that such expenditure has been made by the Landlord.

7.3 Tenant's Risk.

The Tenant agrees to use and occupy the Premises and to use such other portions of the Property as the Tenant is herein given the right to use at the Tenant's own risk. The Landlord shall not be liable to the Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to the Tenant's business) except to the extent that the same arises from the negligence or intentional misconduct of the Landlord or any Landlord Responsible Party, based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Property or of any other person or persons, or any leakage in any part or portion of the Premises or the other Buildings, or from water, rain or snow that may leak into, or flow from any part of the Premises or the other Buildings, or from drains, pipes or plumbing fixtures in the Premises or the other Buildings. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant, and neither the Landlord nor the Landlord's insurers shall in any manner be held responsible therefor, except to the extent that the same arises from the negligence or intentional misconduct of Landlord or any Landlord Responsible Party . Notwithstanding the foregoing, the Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any negligence or willful misconduct of the Landlord Responsible Parties; provided, however, that in no event shall the Landlord have any liability to the Tenant based on any loss with respect to or interruption in the operation of the Tenant's business. The Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring the Tenant's removable property and any alterations made by the Tenant pursuant to Article 4, to the extent that the same have not become the property of the Landlord.

7.4 Property Insurance.

The Landlord shall carry such property insurance upon and with respect to the Premises (including the improvements to be made to the Premises pursuant to Section 2.6 of this Lease) and the Property Common Areas as may from time to time reasonably be deemed prudent by the Landlord or required by any mortgagee holding a first mortgage thereon, and in any event, an "all risk" property insurance policy (or its equivalent from time to time), on a full replacement cost basis, subject to a commercially reasonable deductible and exclusive of foundations, site preparation and other nonrecurring construction costs. The Landlord's insurance pursuant to this Section 7.4 may be in the form of a blanket policy, so long as it provides for an agreed amount with respect to the Premises and the Property Common Areas. The Tenant shall carry property insurance upon and with respect to all of its tenant improvements (other than the tenant improvements to be made to the Premises pursuant to Section 2.6 of this Lease, which shall be Landlord's responsibility to insure), fixtures, equipment and personal property located on the Premises, insuring against loss by fire and other risks which are required to be insured against by the Landlord.

7.5 Waiver of Subrogation.

Any insurance carried by either party under this Lease with respect to the Buildings, the Land, the Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

7.6 Indemnity Procedural Provisions.

The following provisions shall apply to the indemnities provided for by this Lease. For purposes of this section, the party obligated to provide an indemnity hereunder is referred to as the "Indemnitor", and the party benefited by the indemnity is referred to as the "Indemnified Party."

(a ) An Indemnitor shall have no obligation of indemnity hereunder with respect to any claim, suit, indemnity or proceeding hereunder unless a reasonably prompt written notice is given to the Indemnitor by the Indemnified Party after the Indemnified Party receives actual notice of the making of any claim or the commencement of any suit, action or proceeding giving rise or potentially giving rise to the liability of the Indemnitor hereunder (an "Indemnified Claim").

(b ) The Indemnitor shall be entitled to participate in, and assume sole control over, the defense of any such Indemnified Claim with counsel at its own expense; provided, however, that (i) the Indemnified Party shall be entitled to participate in the defense and to employ counsel at its own expense to assist in such defense; and (ii) the Indemnitor shall obtain the prior written approval of the Indemnified Party, which shall not be unreasonably withheld or delayed, before entering into any settlement or ceasing to defend against any such Indemnified Claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party. After written notice by the Indemnitor to the Indemnified Party of the Indemnitor's election to assume control of the defense of any such Indemnified Claim pursuant to the terms hereof, the Indemnitor shall not be liable to any Indemnified Party hereunder for any expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that if the Indemnitor fails to take reasonable steps necessary to defend diligently such Indemnified Claim within twenty (20) calendar days or such greater time as is prudent under the circumstances after receiving written notice from an Indemnified Party that such Indemnified Party believes that the Indemnitor has failed to take such steps, such Indemnified Party may assume its own defense, and the Indemnitor will be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnitor will not enter into a settlement of any Indemnified Claim that would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle an Indemnified Claim without leading to liability or the creation of a financial or other obligation on the part of an Indemnified Party, and the Indemnitor desires to accept and agree to such offer, the Indemnitor will give written notice to such Indemnified Party to that effect. If such Indemnified Party fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, such Indemnified Party may continue to contest or defend such Indemnified Claim and, in such event, the maximum liability of the Indemnitor as to such Indemnified Claim will not exceed the amount of such settlement offer, plus reasonable costs and expenses (not including expenses of settlement) paid or incurred by such Indemnified Party through the end of such ten (10) calendar day period. In no event shall any Indemnified Party settle any claim for which any Indemnified Party seeks indemnification hereunder without the prior written consent of the Indemnitor.

(c ) In any proceeding involving the Indemnified Claim of any third party, the Indemnitor and each Indemnified Party shall cooperate fully in the defense of any such claim. Without limiting the generality of the foregoing, each Indemnified Party shall furnish the Indemnitor such documentary or other evidence as is then in its possession as may be reasonably requested by the Indemnitor for the purpose of defending any such Indemnified Claim.

(d ) Any notices to an Indemnified Party hereunder shall be given pursuant to the notices provision hereof.

8. Casualty and Eminent Domain.

8.1 Restoration Following Casualties.

If, during the Term, a portion of the Premises or any of the Property Common Areas shall be damaged by fire or other casualty (the "Damaged Area"), subject to the exceptions and limitations provided below, the Landlord shall proceed promptly to exercise diligent efforts to restore the Damaged Area to substantially the condition thereof at the time of such damage, but the Landlord shall not be responsible for delay in the Landlord's receipt of insurance proceeds or any delay in such restoration which may result from any External Cause. Provided that Landlord has complied with Section 7.4 hereof, the Landlord shall have no obligation to expend in the reconstruction of the Damaged Area more than the actual amount of the insurance proceeds actually received by the Landlord with respect to the fire or other casualty plus the amount of any deductible. Any restoration of the Damaged Area shall be altered to the extent necessary to comply with then current laws and applicable codes. Further, the Landlord shall have no obligation to repair or restore any tenant improvements made by the Tenant (other than the improvements made to the Premises pursuant to Section 2.6 hereof and then only to the extent such improvements are insured and that adequate insurance proceeds are released to Landlord to pay for such repairs or restoration) or any of the Tenant's trade fixtures or personal property.

8.2 Termination Elections.

In the event that (a) at any time during the Term the Premises is damaged by fire or other casualty such that the damage cannot be substantially restored within one hundred eighty (180) days after the casualty, or (b) at any time during the last year of the Term the Premises are damaged by fire or other casualty such that the damage cannot be substantially restored within one year after the casualty (either such event, a "Substantial Casualty"), Landlord shall have the right, at any time within thirty (30) days after the casualty to terminate this Lease by giving written notice to the Tenant, and, in addition, if the Landlord's mortgagee or other lender refuses in the event of a Substantial Casualty to make the insurance proceeds available to the Landlord for repair and restoration, the Landlord shall have the right, at any time within thirty (30) days after receiving notice from the mortgagee or other lender of its refusal to release the insurance proceeds, but in no event later than thirty (30) days following the casualty, to terminate this Lease by giving written notice to the Tenant. All rent payable hereunder shall abate or be reduced by reason of the damage or destruction in the proportion that the damage or destruction prevents or materially interferes with Tenant's use of the Premises for the intended purpose hereunder until the date that Tenant has refitted the Premises and can commence normal operations. Notwithstanding the foregoing, if the Premises, in the mutual opinion of the Landlord's and Tenant's consultant(s), cannot be rebuilt within 180 days of the date of damage, Tenant shall have the right to terminate the Lease upon notice to Landlord.

8.3 Casualty at Expiration of Lease.

Notwithstanding anything to the contrary contained in this Lease, if the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within seventy-five (75) days from the commencement of repair work and such damage occurs within the last twelve (12) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.

8.4 Eminent Domain.

Except as hereinafter provided, if the Premises, or such portion thereof (or the access thereto unless comparable replacement access is provided) as to materially impair (if reconstructed to the maximum extent practicable in the circumstances) the continued conduct of the Tenant's business at the Premises, or the Property Common Areas, or such portion thereof as to render the Premises inaccessible such that the continued conduct of the Tenant's business at the Premises is materially impaired, shall be taken by condemnation or right of eminent domain and the Landlord has no reasonable means of remedying or replacing said problem one hundred eighty (180) days after the date of such taking, the Tenant or Landlord shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than forty-five (45) days after the effective date of such taking. If so much of the Premises, or so much of the Property Common Areas, shall be so taken that it would be appropriate to raze the Premises, or due to the lack of sufficient proceeds from the eminent domain taking not retained by any mortgagee, what may remain of the Premises and the Property cannot be put into a condition such that the continued conduct of the Tenant's business is not materially impaired, then each of the Landlord and the Tenant may terminate this Lease by giving notice to the other of its desire to do so not later than forty five (45) days after the effective date of such taking.

Should any part of the Premises or the Property be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use diligent efforts to put what may remain of the Premises and the Property into proper condition for use and occupation as nearly like the condition of the Premises and the Property prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence, and so long as the proceeds actually received by the Landlord from the eminent domain taking are sufficient therefor. In no event shall the Landlord be obligated to expend more than the amount of proceeds from the eminent domain taking actually received by the Landlord on such work.

8.5 Rent After Casualty or Taking.

If the Premises shall be damaged by fire or other casualty or taking (and prior to any termination of this Lease pursuant to this Article 8), the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. In the event of a taking which permanently reduces the area of the Premises or the Property Common Areas, a just proportion of the Annual Fixed Rent and Additional Rent shall be abated for the remainder of the Term.

8.6 Taking Award.

Except as otherwise provided in this Section 8.6, the Landlord shall have and hereby reserves and excepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for any damages to the Premises and/or any other part of the Property, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any such taking, as aforesaid, and by way of confirming the foregoing, subject to this Section 8.6, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, trade fixtures, equipment and other personal property of the Tenant that is part of a separate award to the Tenant and which does not diminish the award payable to the Landlord as a result of the taking.

9. Default.

9.1 Tenant's Default.

Each of the following shall constitute an Event of Default:

(a) Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same becomes due and payable, if such conditions continues for five (5) days after notice from Landlord to Tenant thereof; however, Tenant shall not be entitled to such notice more often than once in any twelve (12) month period and if such notice has been given once, any subsequent failure by Tenant during the twelve month period to pay the Annual Fixed Rent and Additional Rent on the date due shall result in the occurrence of an Event of Default on said due date.

(b) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after notice from the Landlord to the Tenant thereof, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Tenant commences such cure within thirty (30) days and the Tenant diligently and continuously pursues such cure to completion, such breach shall not be deemed to create an Event of Default;

(c) The taking of the estate hereby created on execution or by other process of law; or if the Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or the filing of a voluntary petition by the Tenant, or the entry of an order for relief against the Tenant, under Chapter 7, 11, or 13 of 11 U.S.C 101 et seq., as amended or replaced from time to time (the "Bankruptcy Code"); or a petition shall be filed against the Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of the Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of the Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive).

If an Event of Default shall occur, then, in any such case the Landlord lawfully may, immediately or at any time thereafter, give notice to the Tenant specifying the Event of Default, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

9.2 Damages.

In the event that this Lease is terminated, at the Landlord's election, the Tenant covenants to pay to the Landlord forthwith on the Landlord's demand, as compensation, an amount (the "Lump Sum Payment") equal to the excess, if any, of the discounted present value (discounted at an annualized rate of three percent (3%)) of the total rent reserved for the remainder of the Term over the then discounted present fair rental value of the Premises for the remainder of the Term. In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term. Without in anyway limiting the foregoing and in addition thereto, at the Landlord's election, the Tenant shall pay punctually to the Landlord all the sums (the "Periodic Payments") and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the amount of the Lump Sum Payment allocable to the Specific Periodic Payment and the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable fees for legal services and expenses of reasonably preparing the Premises for such reletting. The Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord's option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord considers necessary to relet the same and (ii) make such alterations, repairs and improvements in the Premises as the Landlord considers necessary to relet the same. Landlord shall use reasonable efforts to mitigate its damages in the event of a termination pursuant hereto.

9.3 Cumulative Rights.

The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled under any provisions of this Lease. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

9.4 Landlord's Self-help.

If the Tenant shall at any time default in the performance of any obligation under this Lease, the Landlord shall have the right, but not the obligation, upon not less than ten (10) days' prior written notice to the Tenant (except in case of emergency, in which case no notice need be given), to perform such obligation, and the costs to the Landlord thereof shall be payable by the Tenant to the Landlord upon demand as Additional Rent. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease.

9.5 Enforcement Expenses.

Each party shall promptly reimburse the other party for all costs and expenses, including without limitation reasonable legal fees, incurred by the other party in enforcing its remedies under this Lease following the other party's failure to comply with its obligations hereunder (in the case of the Tenant, whether or not such failure constitutes an Event of Default on the part of the Tenant provided that the Tenant has been notified of such default and the cure period has expired) together with interest at the Interest Rate from the date paid by the enforcing party.

9.6 Late Charges and Interest on Overdue Payments.

In the event that any payment of Annual Fixed Rent or Additional Rent shall not be paid within five (5) days of the date the same is due, regardless of whether the same constitutes an Event of Default, there shall become due to the Landlord from the Tenant, as Additional Rent and as compensation for the Landlord's extra administrative costs in investigating the circumstances of late rent, a late charge of ten percent (10%) of the amount overdue. In addition, any Annual Fixed Rent and Additional Rent not paid within ten (10) days of when due shall bear interest from the date due to the Landlord until paid at the variable rate (the "Default Interest Rate") equal to the higher of (i) the rate from time to time at which interest accrues on amounts not paid when due under the terms of the Landlord's first mortgage financing for the Premises, as from time to time in effect, and (ii) one hundred and twenty-five percent (125%) of the Interest Rate, but in no event higher than the maximum rate permitted by law. Prior to applying a late charge after the first late payment in any twelve-month period, the Tenant will be contacted via telephone by Landlord within 3 days of the date upon which any fixed rent or additional rent is due.

9.7 Consequential Damages.

Notwithstanding anything in this Lease to the contrary, in no event shall either party be liable to the other under this Lease for incidental, indirect, special or consequential damages of any kind or nature regardless of the form of action through which such damages are sought.

10. Environmental Matters.

10.1 Tenant's Use of Hazardous Materials.

(a) Tenant may use chemicals such as lubricants, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in the operation of an office and other Permitted Uses in order to conduct its business at the Premises and to maintain and operate customary machinery located in the Premises in connection therewith (all such chemicals being referred to herein as the "Permitted Materials"). Tenant shall not use, store, handle, treat, transport, release or dispose of any other Hazardous Materials on or about the Premises or the Property without Landlord's prior written consent, which Landlord may withhold or condition in Landlord's sole discretion. Notwithstanding the foregoing, Landlord acknowledges that Tenant contemplates having lead soldering within the Premises for Tenant's ordinary operations ("Tenant's Ordinary Materials"), and Landlord hereby consents to the presence of such materials within the Premises. Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by the Tenant in or about the Premises or the Property shall comply with all applicable Environmental Laws. The Tenant shall not dispose of any Hazardous Materials on the Property, and shall not dispose of Hazardous Materials in any trash receptacles or other facilities or areas on the Property. Neither the Premises, nor any other part of the Property shall be used in any manner by the Tenant for the storage of any Hazardous Materials, except for the storage of the Permitted Materials on the Premises, provided the Permitted Materials are properly stored in a manner and location complying with all applicable Environmental Laws. The Tenant shall be responsible for obtaining any required authorizations, licenses or permits and paying any fees and providing any testing required by any governmental authority in connection with the Permitted Materials. No portion of the Premises or the Property shall be used by the Tenant as a landfill or a dump. The Tenant shall not install any underground tanks of any type. The Tenant shall not bring any Hazardous Materials onto the Premises or the Property, except for the Permitted Materials, and if so brought or found thereon not in accordance with law, the Tenant, at its sole cost and expense, shall immediately remove, properly dispose of, and diligently undertake all required cleanup procedures with respect to the same pursuant to all applicable Environmental Laws.

(b ) The Landlord and the Landlord's representatives shall have the right, but not the obligation, during normal business hours upon twenty four (24) hours prior notice (except in the case of an emergency) to enter the Premises in a manner to minimize disruption of Tenant's operations for the purpose of inspecting the storage, use and disposal of Hazardous Materials and to ensure compliance with all Environmental Laws. Should it be determined, in the Landlord's reasonable opinion, that any Hazardous Materials are being improperly stored, used or disposed of, the Tenant shall immediately take such corrective action, as reasonably requested by the Landlord. Should the Tenant fail to commence such corrective action as promptly as is reasonably possible, but in no event less than ten (10) business days after receiving notice following the Tenant's receipt of Landlord's written notice thereof (except that only notice as may be practical shall be required in an emergency), the Landlord shall have the right to perform the corrective action, and the Tenant shall reimburse Landlord upon demand as Additional Rent for any and all costs associated with the corrective action. If, at any time during or after the Term, the Premises or any other part of the Property are deemed by a governmental agency to be in violation of any Environmental Law as a result of the Tenant's Permitted Materials or any other Hazardous Materials produced, stored or brought onto the Premises, or the Tenant's use or occupancy of, or activity on or about the Premises or the Property, then the Tenant shall diligently institute and prosecute to completion remediation and cleanup procedures in full compliance with all Environmental Laws.

(c) Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property, and (ii) any Environmental Condition of which Tenant is aware to the extent the Environmental Condition is on the Premises, and of which Tenant has actual knowledge to the extent the Environmental Condition is on the Property in a location other than the Premises. For purposes hereof, "Environmental Condition" shall mean any disposal, release or threat of release of Hazardous Materials on, from or about the Premises or the Property or storage of Hazardous Materials on the Property. The Tenant shall provide to the Landlord, as and when required by the Landlord (which may be required by Landlord whenever it has reasonable cause to so require and, otherwise, no more often than once in any twelve (12) month period), evidence that the Tenant is using such Hazardous Materials in compliance with all Environmental Laws, and the Tenant shall comply with reasonable safeguards established by the Landlord for the Property Common Areas with respect to the delivery and transportation of the Hazardous Materials to the Premises.

10.2 Tenant's Environmental Indemnification.

The Tenant agrees to indemnify, defend and hold harmless the Landlord and its' shareholders, officers, directors, employees, agents, successors and assigns (together, the "Landlord Indemnitees"), from and against any and all claims, demands, liabilities, damages, losses, deficiencies, and expenses (including, without limitation, reasonable legal, accounting, consulting, engineering, and other expenses), which may be imposed upon, incurred by, or asserted against any of the Landlord Indemnitees by any other party or parties (including, without limitation, a governmental entity), arising out of, in connection with, or relating to the subject matter of:

(a) any actual or alleged Release or Threat of Release of any Hazardous Material at or from the Premises in connection with the use and possession of the Premises by the Tenant or any assignee or subtenant of the Tenant, or in connection with any operations of the Tenant or any assignee or subtenant of the Tenant at the Premises, including without limitation, a Release or Threat of Release of Hazardous Material which was first located at the Premises and was subsequently transported to another location; or

(b) any actual or alleged violation of an Environmental Law in connection with the use and possession of the Premises by the Tenant or any assignee or subtenant of the Tenant, or in connection with any operations of the Tenant or any assignee or subtenant of the Tenant thereon.

The provisions of this Section shall survive the expiration or earlier termination of the Term.

10.3 Landlord's Environmental Indemnification.

Landlord represents and warrants to Tenant that to the best of Landlord's knowledge, the Premises as of the date of this Lease is free of Hazardous Materials. The Landlord agrees to indemnify, defend and hold harmless the Tenant and its shareholders, officers, directors, employees, agents, successors and assigns (together, the "Tenant Indemnitees") from and against any and all claims, demands, liabilities, damages, losses, deficiencies and expenses (including without limitation reasonable legal, accounting, consulting, engineering, and other expenses), which may be imposed upon, incurred by, or asserted against any of the Tenant Indemnitees by any other party or parties (including, without limitation, a governmental entity), arising out of, in connection with, or relating to the subject matter of:

    any actual or alleged Release or Threat of Release of any

Hazardous Material at or from the Property in connection with the use and/or possession of the Property by the Landlord, and any predecessor, assignee or subtenant of the Landlord, or any operations of the Landlord any predecessor, assignee or subtenant of the Landlord), including without limitation, a Release or Threat of Release of Hazardous Material which was first located at the Property and was subsequently transported to another location; or

(b) any actual or alleged violation of an Environmental Law in connection with the use and/or possession of the Property by the Landlord and any predecessor, assignee or subtenant of the Landlord), or any operations of the Landlord (and any predecessor, assignee or subtenant of the Landlord) thereon.

The provisions of this Section shall survive the expiration or earlier termination of the Term.

11. Mortgagees' Rights.

11.1 Subordination, Non-Disturbance and Attornment.

This Lease shall be subject and subordinate to any future mortgage on the Property, provided that the Tenant receives as part of such subordination a commercially reasonable agreement of non-disturbance and attornment from the holder in form and substance acceptable to any such mortgagee. The Tenant agrees on request of the Landlord to execute, acknowledge and deliver from time to time any reasonable documentation necessary to effectuate the provisions of this Section 11.1, and shall execute and return such document within fifteen (15) days of receipt thereof the failure of which shall constitute a default hereunder, upon the expiration of five (5) days after Landlord has given Tenant notice of such failure unless Tenant shall have complied within said five (5) days. Landlord shall exercise diligent efforts to obtain a non-disturbance agreement from the then current mortgagee of the Property, if any. Any subordination requested from a future mortgagee of the Premises must include a standard and customary form of non-disturbance agreement for the benefit of Tenant.

11.2 Estoppel Certificates.

The Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a written certification, with a true and correct copy of this Lease attached thereto, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted and is in full possession of the Premises (to the extent that the same is true) ; (vi) the Term, the Commencement Date, and any other relevant dates, and that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified date; (vii) that, except as set forth in this lease, no monetary or other considerations, including, but not limited to, rental concessions, special tenant improvements or Landlord's assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into this Lease; (viii) the extent to which the Tenant has exercised the options set forth in the Lease; and (ix) such other matters with respect to the Tenant and this Lease as the Landlord may request and as are customarily to be included in such certifications. Failure by Tenant to comply with the terms of this Section 11.2 shall constitute a default hereunder upon the expiration of five (5) days after Landlord has given Tenant notice of such failure unless the Tenant shall have complied within said five (5) days. On the Commencement Date, either party shall, at the request of the other, promptly execute, acknowledge and deliver to the other a statement in writing that the Commencement Date has occurred.

12. Miscellaneous.

12.1 Intentionally Deleted

12.2 Notices.

Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at both the Landlord's Address and the Landlord's Counsel Address for Notices as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant's Addresses for Notices, , or at such other place as may have been specified by prior notice to the Landlord. Any communication so addressed shall be deemed duly given on the date received. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

12.3 Successors and Limitation on Liability of the Landlord.

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations on the Tenant's rights set forth herein above, and except that the Landlord and each successor landlord shall be liable only for obligations accruing during the period of its ownership. The obligations of the Landlord shall be binding upon the assets of the Landlord consisting of its equity ownership of the Property but not upon the Landlord personally or the other assets of the Landlord, and neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than its equity ownership of the Property.

12.4 Waivers.

The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing signed by such party. No consent or waiver, express or implied by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

12.5 Acceptance of Partial Payments of Rent.

No acceptance by the Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

12.6 Interpretation and Partial Invalidity.

If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles and Sections are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

12.7 Quiet Enjoyment.

So long as the Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, in each case within applicable grace and notice periods, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under the Landlord, subject to Landlord's right to terminate this Lease pursuant to Article 8. Tenant acknowledges that Landlord has informed it that Landlord may expand the building in which the Premises are located in accordance with Landlord's reservations set forth in Section 2.3 of this Lease, and Tenant hereby accepts the fact that there may be noise and other disruptions incident to any such construction. Tenant hereby agrees that such construction work and noise shall not be a default of this Lease so long as the construction and noise do not materially interfere with Tenant's access to the Premises or materially impair Tenant's use of the Premises. Landlord will exercise reasonable efforts to minimize any such disruptions; however, the exercise of such efforts shall not include a requirement that the construction work take place at other than regular business hours.

12.8 Brokerage.

The Tenant and Landlord both represent and warrant to the other that it has had no dealings with any broker or agent in connection with this Lease other than CB Richard Ellis, and Richards Barry Joyce & Partners, who is cooperating with Corporate Realty Advisors. Both the Landlord and the Tenant shall indemnify and hold the other harmless from claims for any brokerage commission predicated upon prior dealings with the Landlord or Tenant, respectively, by any broker other than the brokers named in this Section.

12.9 Surrender of Premises and Holding Over.

The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, reasonable wear and tear and damage by fire or other casualty or as a consequence of the exercise of eminent domain excepted, first removing therefrom all goods and effects of the Tenant and, to the extent required or permitted under Section 4.2, any leasehold improvements, and repairing all damage caused by such removal. Upon the expiration of this Lease, or, if the Premises should be abandoned by the Tenant, at the time of such expiration or abandonment, if the Tenant or the Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord may immediately, at Tenant's sole expense, remove and store all items. Landlord shall have the right and authority without notice to the Tenant or anyone else, after 30 days' notice to Tenant and opportunity to retrieve such property upon payment of all removal and storage expenses, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to 150% of the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as of the expiration or termination of the Term. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant's rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord's right of re-entry, Landlord's right to collect such damages, subject to Section 9.7 of this Lease, as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

12.10 Exhibits.

Exhibits A through Exhibit F attached to this Lease are hereby incorporated in and made a part of this Lease.

12.11 Option to Extend.

The Tenant herein is granted the right to extend the Term hereof for one (1) five-year term (the "Extended Term"), provided, however, that the Tenant shall meet all of the following conditions:

(a) Tenant shall have given written notice (the "Option Notice") to Landlord of its intent to so extend prior to six (6) months before the termination of the then current term.

(b) Any extension of the Term shall be under the same terms and conditions as the Original Term or as specifically outlined as pertinent to any Extended Term.

(c) The Tenant herein shall not be in default (or beyond any applicable grace period therefor) of any of the terms or conditions of this Lease, either at the time stipulated for notice of intent to extend or at the commencement of the Extended Term.

(d) Tenant shall not have made more than one Late Payment of Rent or Additional Rent in the twelve (12) month period during the Term immediately preceding the exercise of Tenant's option to extend or more than two Late Payments of Rent or Additional Rent in the twenty-four (24) month period during the Term immediately preceding the exercise of Tenant's option to extend.

Each Extended Term shall be upon all the terms, conditions and provisions of this Lease, except that the Annual Fixed Rent during the Extended Term shall be 95% of the fair market rental value (the "Fair Rental Value") of the Premises as of the commencement of such Extended Term, taking into consideration the then prevailing market rate for office space comparable to the Premises in terms of size of space, location of the Building, finish, building quality and otherwise on the terms and conditions of this Lease, and the Tenant shall have no option to extend the Term for any further Extended Term beyond the one provided for by this Section 12.11.

Landlord shall notify Tenant of its estimate of the prevailing fair market rent within thirty (30) business days after the Tenant exercises the Renewal Term option. Tenant shall have the option, within twenty (20) business days of the Landlord's notice, to accept the Landlord's estimate, to reject Landlord's estimate and request arbitration or to withdraw its exercise of the extension option. Failure by the Tenant to respond to the Landlord's notice within the twenty (20) business day period shall be deemed an acceptance of the Landlord's estimate. In the event Tenant rejects Landlord's estimate, then the prevailing fair market rent shall be arbitrated in accordance with the following procedure. The parties within ten (10) days after the Tenant's rejection of Landlord's estimate shall each identify an impartial third party to serve as an arbitrator and these two arbitrators shall seek to identify one mutually acceptable impartial third party to serve as the third arbitrator. If either party has not designated its arbitrator to the other in a timely fashion, then the determination of the other party's arbitrator shall be final. All such arbitrators shall be commercial real estate brokers, having current and at least fifteen (15) years' prior experience in appraising first class office space in the Mansfield area. If the two arbitrators are unable to agree upon a third arbitrator within ten (10) days, the third arbitrator shall be selected by by the American Arbitration Association ("AAA") or any successor entity. If neither AAA or any successor exists at the time of the dispute, the third arbitrator shall be selected by the largest private provider of dispute resolution services then doing business in the Greater Boston area. Within thirty (30) days after the parties notified as to the identity of the third arbitrator, each of the three arbitrators shall submit its final determination of the prevailing market rate (the "Final Rent Determination") to the other arbitrators. The two Final Rent Determinations which are closest to each other shall be averaged and this average shall be designated as the prevailing market rate. If the highest and lowest Final Rent Determinations are equally close to the middle Final Rent Determination then the middle one shall be designated as the prevailing market rate. If one of the arbitrators has not submitted its Final Rent Determination to the other arbitrators within the time limits set forth herein, the other arbitrators will designate the average of their Final Rent Determinations as the prevailing market rent. The arbitrators shall notify the parties of their decision in writing within such thirty (30) day period. All costs incurred for the services of the arbitrator shall be borne equally by the parties. The prevailing market rate as designated by the arbitrator shall be final and binding and the parties shall have no further recourse to such determination.

Promptly after rent is determined for the Renewal Term, Landlord and Tenant shall enter into an amendment of this Lease confirming the extension of the Term and the new rate for rent.

12.12 No Agreement Until Signed.

The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

12.13 Financial Information.

Tenant will cooperate with Landlord's request that Tenant provide reasonable information about its own financial status for the Landlord's own benefit or the benefit of lenders and prospective lenders of Landlord's whenever Landlord may so request. Such information shall include, but not be limited to financial statements, certified as true and correct by an independent Certified Public Account. So long as Tenant's securities remain publicly traded, Landlord agrees that publicly available financial information shall comply with the requirements of this Section 12.13.

12.14 Right of First Offer.

The Tenant shall have a one-time right of first offer on all space in the building that is currently vacant or becomes vacant during the Term of this Lease provided that:

(a) The Tenant herein shall not be in Default (or beyond any applicable grace period therefor) of any of the terms or conditions of this Lease, at the time of Tenant's exercise of this right of first offer.

(b) Tenant shall not have made more than one Late Payment of Rent or Additional Rent in the twelve (12) month period during the Term immediately preceding the exercise of Tenant's right of first offer or more than two Late Payments of Rent or Additional Rent in the twenty-four (24) month period during the Term immediately preceding the exercise of Tenant's option to extend.

.

(c) The Tenant shall notify Landlord of its intent to Lease the space within fifteen (15) days of receiving notice of such availability from Landlord.

12.15 Security System.

Tenant shall have the right to install a security system within the Premises at its own expense.

12.16 Roof Access and Use.

Tenant shall have the right to use the roof of the Building for antennas, dishes and the like for use in connection with the Permitted Uses, at its own expense and with Landlord's approval, which shall not be unreasonably withheld or delayed. Landlord shall not impose any additional charge, fee or rent on Tenant for such use.

EXECUTED as an instrument under seal as of the day and year first set forth above.

LANDLORD: West Street Associates, L.P.

By: /S/ JAMES F. CARLIN

Name: James F. Carlin

Title: General Partner

TENANT: SBS Technologies, Inc.

By: /S/ CLARENCE PECKHAM

Name: Clarence Peckham

Title: CEO

EXHIBIT A

Basic Lease Terms

Annual Fixed Rent:

Lease Year1: $16.00 per Rentable Square Foot, or $271,440.00, payable in equal monthly installments of $22,620.00 in accordance with the provisions hereof.

Lease Year 2: $16.25 per Rentable Square Foot, or $275,681.25, payable in equal monthly installments of $22,973.44 in accordance with the provisions hereof.

Lease Year 3: $16.50 per Rentable Square Foot, or $279,922.50, payable in equal monthly installments of $23,326.88 in accordance with the provisions hereof.

Lease Years 4 and 5: $16.75 per Rentable Square Foot, or $284,163.75, payable in equal monthly installments of $23,680.31 in accordance with the provisions hereof.

Initial Term: Commencing on the Lease Commencement Date (as defined in Section 2.5 of the Lease) and expiring on the last day of the calendar month in which the 5th anniversary of the Rent Commencement Date (as defined in Section 2.5 of the Lease) falls (unless sooner terminated pursuant to the Lease).

Landlord's

Address: c/o Crosspoint Associates, Inc.

217 West Central Street

Natick, Massachusetts 01760

Attention: John W. Hueber

and James F. Carlin, III

Landlord's Counsel

Address for Notices: Kotin, Crabtree & Strong, LLP

One Bowdoin Square

Boston, Massachusetts 02114

Attn: Dolph J. Vanderpol, Esquire

Premises: A portion of the 1st floor and all of the second floor of the Building located at 603 West Street, Mansfield, Massachusetts, consisting of 16,965 rentable square feet as shown on the floor plan attached as Exhibit D.

Rentable Floor Area

of the Premises: 16,965 rentable square feet

Permitted Uses: Office, research testing and development, laboratory and warehouse use and for such other lawful and permitted purposes as may be incidental thereto. Please refer to Exhibit B to see the Mansfield, Massachusetts zoning map and Use Schedule.

Tenant's

Address for Notices: SBS Technologies, Inc.

2400 Louisiana Blvd. NE, #5-600

Albuquerque, NM 87110

Attn: General Counsel

With a copy to: SBS Technologies, Inc.

[Premises address]

Attn: General Manager

EXHIBIT B

Legal Description of the Land

EXHIBIT C

Site Plan

EXHIBIT D

Floor Plan

EXHIBIT E

Rules and Regulations

EXHIBIT F

Exclusions from Operating Expenses

(1) costs of repairs or replacements to the extent reimbursed by insurance or which Landlord would have been compensated had Landlord maintained insurance of a type which a reasonably prudent owner of a comparable building in the Mansfield area would normally maintain, other tenants of the Property or other third parties or resulting from eminent domain takings;

(2) Real Estate Taxes on the Property, and any associated costs which have been previously included in Operating Expenses (whether under the same or a different category);

(3) financing and refinancing costs in respect of any mortgage or ground lease placed upon the Property, including debt service, amortization, points and commissions in connection therewith and rent or other charges payable under any ground or underlying lease;

(4) costs of selling or syndicating any of Landlord's interest in the Premises and/or the Property;

(5) brokerage fees or commissions;

(6) interest or penalties for any delinquent payments by Landlord unless and to the extent resulting from the Tenant's failure to pay, when and as due, the Tenant's Operating Expenses or Taxes Allocable to the Premises (in which case the Tenant shall be responsible for 100% of such interest or penalties);

(7) the cost of making leasehold improvements, painting and decorations to any leasable space including, without limitation, to prepare the same for occupancy by a tenant thereof, or thereafter for the benefit of a particular tenant or tenants;

(8) any expenditures on account of Landlord's acquisition of air or similar development rights unless said development rights provide additional parking or amenities for the benefit of all Tenants;

(9) the cost of capital improvements or replacements, except in the case of capital improvements or replacements required by governmental authority or whose purpose is to reduce other Operating Expenses, the cost of the same in excess of the amortization therefor on a straight-line basis over the useful life of the item as determined by Landlord in its reasonable discretion, together with interest on the unamortized balance at Landlord's actual borrowing rate on funds borrowed for the purpose of constructing such capital improvements or replacements or at the Interest Rate if there is no such borrowing;

(10) costs of constructing additions to any existing buildings on the Property, or new buildings on the Property, or otherwise further developing additional rentable space on the Property;

(11) Landlord's depreciation of the Buildings or other improvements or amortization of personal property or equipment, except as provided in clause (9) above;

(12) the cost of providing any service to Tenant for which Landlord shall receive direct payment from the Tenant, including, but not limited to utilities paid by Tenant;

(13) salaries of executives or principals of Landlord; and

(14) cleaning and janitorial services contracted by Landlord on behalf of Tenant, which shall be billed separately and apart from operating expenses and paid for directly by Tenant.

(15) the restoration or repair of any casualty damage to be covered under the required insurance coverage;
  costs, penalties, repairs, replacement or maintenance incurred as a result of the negligence of the Landlord, its agents or employees or other tenant's of the Building or due to violation by Landlord or its agent of the terms and conditions of any lease or of any law, statute, ordinance, or of any insurance rating bureau or other quasi-public authority, or of any debt agreement or ground lease;

  overhead and profit paid to subsidiaries or affiliates of Landlord for services on or to the Building or Premises to the extent that the services exceed competitive costs of such services. All other management and owner salary compensation, with the exception of any salaries associated with property management which are equitably allocated between the Building and other projects, if applicable, should be excluded;

  costs of any leasing office located in the Building;

  advertising and promotional expenses;

  any expense for correction of construction or design defects;

  any cost for any facility other than the Premises;

  attorney's fees, cost and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or with prospective tenants or costs incurred in marketing the Premises or Building or in preparing, negotiating and executing leases, amendments, terminations and extensions;

  expenses incurred by Landlord in connection with the transfer or disposition of the Building or Premises, including, without limitation, transfer, deed and gains taxes but excluding any increases in real estate taxes that may result from said transfer or disposition.

  under no circumstances shall Landlord collect in excess of 100% of all Landlord's Operating Expenses or recover, through Operating Expenses, any item of cost more than once; nor shall Landlord include in Operating Expenses any costs in excess of those that would be reasonably incurred by prudent operators and managers of similar buildings in the area. Operating Expenses shall be reduced by the amount of any reimbursement, recoupment, payment, discount, credit, reduction, allowance, or the like received or receivable by Landlord that is allocable to any Operating Expenses.

EXHIBIT G

First Floor:

  Delete glass from main entrance
  Install double door for main entrance
  Delete wall with window from main entrance
  Add wall next to existing main entrance. #1
  Add wall. #2.
  Add wall. #3.
  Install double door going to lab area.
  Install buzzer at front entrance.
  Build office #1. approx.12 x 10
  Build conf. room #1. approx. 18 x 20
  Build wall from office #1 to rear entrance. "Existing purple wall".
  Remove carpet - entire floor
  Add carpet in lobby area, office #1 and conf. room #1.
  Add tiles throughout first floor except locations mentioned in #13.
  Leave server room floor as is.
  Leave existing light fixtures.
  Leave existing shades/blinds.
  Sprinkler system to be installed. Both floors

Second Floor:

  Build 3 consecutive offices (left side of building) approx. 12 x 14
  Build copier/fax room without door (left side of building) approx. 8 x 14.
  Build 2 offices - North West side of building
  Remove wall from hall to future cafeteria
  Build cafeteria - south west side. Approx. 26 x 28
  Install new dishwasher - kitchenette
  Remove existing rug and replace with new. Entire 2nd floor
  Remove rug from existing closed offices and conf. room, replace with new

All Landlord's work will utilize the following standard materials:

  VCT: Standard Mannington product.
  Paint: Standard Benjamin Moore product.
  Carpet:  Shaw's Winchester 26 oz. with a vinyl cove base

Any modifications to this Exhibit by the Tenant will be priced and any increase in costs based on such changes will be reported to the Tenant in a written change order. Once the change order is approved by the Tenant, Exhibit G will be amended and all additional costs incurred in the connection with the change order will be paid for by the Tenant within thirty (30) days of substantial completion of the Landlord's Work.

EXHIBIT H

Zoning Map